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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report, dated July 18, 2001 on the combined statements of income, shareholders' equity, and cash flows of the Business Acquired by Asbury Automotive Arkansas L.L.C. referred to as "the McClarty Combined Entities" for the period from January 1, 1999 through November 17, 1999, (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP


Little Rock, Arkansas
March 12, 2002